                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 20, 2005

                              THE BISYS GROUP, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                     001-31254                13-3532663
 (State or other Jurisdiction       (Commission File            (IRS Employer
      of incorporation)                  Number)             Identification No.)

                    90 Park Avenue, New York, New York 10016
                    (Address of principal executive offices)

                                 (212) 907-6000
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2):


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)



[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (917 CFR 240.14a-12)



[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))



[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))



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ITEM 8.01. OTHER EVENTS.

On June 20, 2005, The BISYS Group, Inc. (the "Company") approved the acceleration of vesting of certain unvested and "out-of-the-money" stock options with exercise prices equal to or greater than $15.18 per share previously awarded to its employees, including its executive officers, and its directors under the Company's equity compensation plans. The acceleration of vesting will be effective for stock options outstanding as of June 20, 2005 and was based on the recommendation of the Compensation Committee of the Board of Directors.

The table below summarizes the outstanding options subject to accelerated vesting.

                   Summary of Options Subject to Acceleration

                                               Aggregate number of shares subject to      Weighted average exercise price per share
                                               acceleration

Executive officers                                                 768,400                                     $20.42

All other employees                                              2,008,850                                     $22.00
Directors                                                           70,000                                     $17.73
Total (1)                                                        2,847,250                                     $21.47

  (1) The accelerated options represent approximately 22% of the Company's currently outstanding stock options.

The primary purpose of the acceleration is to enable the Company to avoid recognizing compensation expense associated with these options in future periods in its consolidated statements of income, upon adoption of FASB Statement No. 123R (Share-Based Payment) in July 2005. It is estimated that the maximum future pre-tax compensation expense that will be avoided as a result of the acceleration of vesting of these options is approximately $21 million (including $11 million in fiscal 2006, $6.5 million in fiscal 2007 and $2.5 million in fiscal 2008). This estimate is subject to change, but is based on approximated value calculations using the Black-Scholes methodology. In addition to this positive impact on future earnings, the Company believes that because the accelerated options have exercise prices in excess of the current market value of the Company's common stock, the options may not be offering the affected individuals commensurate incentive when compared to the potential future compensation expense that would have been attributable to these stock options. The Company will report the avoided future compensation expense as pro forma footnote disclosure in its subsequently filed financial statements, as permitted under the guidance provided by the Financial Accounting Standards Board.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                               THE BISYS GROUP, INC.

                               By:  /s/ Edward S. Forman
                                    --------------------------------------------
                                    Edward S. Forman
                                    Senior Vice President,
                                    Acting General Counsel
                                    and Secretary

Date: June 22, 2005

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